UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2008

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2008, the Board of Directors of Valley Forge Asset Management Corp. (“VFAM”) approved, pursuant to the terms of the VFAM bonus program and subject to the approval of the Compensation Committee of the Board of Directors of Susquehanna Bancshares, Inc. (the “Company”), a cash bonus in the amount of $100,000 payable to Bernard A. Francis, Jr., Senior Vice President and Group Executive of the Company. VFAM is a wholly owned subsidiary of the Company, and Mr. Francis is VFAM’s President and Chief Executive Officer. Mr. Francis is also a Named Executive Officer of the Company.

On October 14, 2008, at its first regularly scheduled meeting following the August 18th VFAM approval, the Compensation Committee of the Board of Directors of the Company approved the bonus payment to Mr. Francis.

The VFAM bonus program provides for semi-annual bonus payments to participants based on individual and VFAM performance, and this bonus was earned based on performance during the semi-annual period ended June 30, 2008. A description of the VFAM bonus program was previously filed in Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Edward Balderston, Jr.
Edward Balderston, Jr.
Executive Vice President & Chief Administrative Officer

Dated: October 15, 2008